  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2022 (October 9, 2022)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 900
Miami, FL 33130
(Address of principal executive offices, including zip code)

(786) 209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2022, Laureate Education, Inc. (the “Company”) entered into a letter agreement (the “Amended Agreement”) with Eilif Serck-Hanssen, President and Chief Executive Officer of the Company, which amended and restated the terms and conditions of the previously disclosed corporate retention bonus program (the “Corporate Retention Program”) applicable to Mr. Serck-Hanssen. The Corporate Retention Program was initially adopted in connection with the Company’s decision to explore strategic alternatives for each of its businesses.

Under the prior terms of the Corporate Retention Program, Mr. Serck-Hanssen was eligible for enhanced severance benefits (including accelerated vesting of outstanding equity awards) in connection with a termination of employment by the Company without “cause” or a resignation for “modified good reason” occurring during the 12-month period following the conclusion of the Company’s strategic review process. Pursuant to the Corporate Retention Program, Mr. Serck-Hanssen would have had “modified good reason” to resign and receive the enhanced severance benefits to the extent, among other triggers, there was a material diminution in his authority, duties or responsibilities when compared to his authority, duties or responsibilities as of January 27, 2020 (the “Change in Duties Trigger”).

Under the Amended Agreement, Mr. Serck-Hanssen is eligible to receive enhanced severance benefits (including accelerated vesting of outstanding equity awards) in connection with qualifying terminations of employment through April 7, 2025, the three-year anniversary of the end of the strategic alternatives process. In light of the changes to Mr. Serck-Hanssen’s authority, duties and responsibilities as a result of the Company’s previously disclosed divestitures, which implicated the original Change in Duties Trigger, the definition of “modified good reason” in the Amended Agreement has been updated to remove the Change in Duties Trigger, in exchange for which the Amended Agreement now provides that Mr. Serck-Hanssen has the right to resign and receive the enhanced severance benefits contemplated by the Corporate Retention Program during the 10-month period commencing on April 7, 2024. Lastly, the Amended Agreement includes an acknowledgment that no retention bonus was earned under the previously disclosed retention program.

The Amended Agreement otherwise provides for substantially the same benefits previously disclosed under the Corporate Retention Program.

The foregoing description of the Amended Agreement is not complete and is qualified in its entirety by reference to the text of the Amended Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated October 9, 2022 between Laureate Education, Inc. and Eilif Serck-Hanssen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: October 14, 2022
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